Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-257941, 333-263380, 333-270343, 333-272733, 333-277695 and 333-280212 on Form S-8 and Registration Statement Nos. 333-268260, 333-268261 and 333-277699 on Form S-3 of our report dated March 5, 2025, relating to the financial statements of TScan Therapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 5, 2025